STEPSTONE GROUP REPORTS FOURTH QUARTER AND FISCAL YEAR 2022 RESULTS
NEW YORK, MAY 26, 2022 – StepStone Group Inc. (Nasdaq: STEP), a global private markets investment firm focused on providing customized investment solutions and advisory and data services, today reported results for the fourth quarter and fiscal year ended March 31, 2022. The Board of Directors of the Company has declared a quarterly cash dividend of $0.20 per share of Class A common stock, payable on June 30, 2022, to the holders of record as of the close of business on June 15, 2022.
StepStone issued a full detailed presentation of its fourth quarter and fiscal 2022 results, which can be accessed by clicking here.
Webcast and Earnings Conference Call
Management will host a webcast and conference call on Thursday, May 26, 2022 at 5:00 pm ET to discuss the Company’s results for the fourth quarter and fiscal year ended March 31, 2022. The conference call will also be made available in the Shareholders section of the Company's website at https://shareholders.stepstonegroup.com/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register.
The conference call can be accessed by dialing 1-877-407-0784 (United States) or 1-201-689-8560 (international).
A replay of the call will also be available on the Company's website approximately two hours after the live call through June 9, 2022. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (international). The replay pin number is 13729721. The replay can also be accessed on the Shareholders section of the Company's website at https://shareholders.stepstonegroup.com.
About StepStone
StepStone Group Inc. (Nasdaq: STEP) is a global private markets investment firm focused on providing customized investment solutions and advisory and data services to its clients. As of March 31, 2022, StepStone oversaw $570 billion of private markets allocations, including $134 billion of assets under management. StepStone's clients include some of the world's largest public and private defined benefit and defined contribution pension funds, sovereign wealth funds and insurance companies, as well as prominent endowments, foundations, family offices and private wealth clients, which include high-net-worth and mass affluent individuals. StepStone partners with its clients to develop and build private markets portfolios designed to meet their specific objectives across the private equity, infrastructure, private debt and real estate asset classes.

Forward-Looking Statements
Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under the “Risk Factors” section of our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on June 23, 2021, and in our annual report on Form 10-K to be filed with the SEC for the fiscal year ended March 31, 2022, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
Contacts
Shareholder Relations:
Seth Weiss
shareholders@stepstonegroup.com
1-212-351-6106
Media:
Brian Ruby / Chris Gillick, ICR
StepStonePR@icrinc.com
1-203-682-8268

Fiscal Year 2022 Fourth Quarter and Full Year Earnings Presentation MAY 26, 2022

2STEPSTONE GROUP Today’s Presenters Scott Hart CEO Jason Ment President & Co-COO Mike McCabe Head of Strategy Johnny Randel Chief Financial Officer

GAAP Consolidated Income Statements

GAAP net income was $103.6 million for the quarter and $484.3 million for the full year. GAAP net income attributable to StepStone Group Inc. was $41.8 million (or $0.69 per share) for the quarter and $193.9 million (or $3.84 per share) for the full year.

($ in thousands, except per share amounts)

	Quarter			Full Year		
	Mar '21	Mar '22	% Fav / Unfav	Mar '21	Mar '22	% Fav / Unfav
Revenues						
Management and advisory fees, net	$ 76,217	$ 112,229	47%	$ 285,462	$ 380,257	33%
Performance fees:						
Incentive fees	376	5,588	na	5,474	11,593	112%
Carried interest allocations:						
Realized	24,696	31,665	28%	62,953	200,718	219%
Unrealized	257,777	133,062	-48%	433,827	585,851	35%
Total carried interest allocations	282,473	164,727	-42%	496,780	786,569	58%
Legacy Greenspring carried interest allocations[1]	-	82,146	na	-	187,106	na
Total revenues	359,066	364,690	2%	787,716	1,365,525	73%
Expenses						
Compensation and benefits:						
Cash-based compensation	43,265	59,265	-37%	157,123	197,482	-26%
Equity-based compensation	3,258	3,633	-12%	7,899	13,996	-77%
Performance fee-related compensation:						
Realized	12,580	5,086	60%	30,532	91,208	-199%
Unrealized	132,021	84,757	36%	215,508	312,903	-45%
Total performance fee-related compensation	144,601	89,843	38%	246,040	404,111	-64%
Legacy Greenspring performance fee-related compensation[1]	-	82,146	na	-	187,106	na
Total compensation and benefits	191,124	234,887	-23%	411,062	802,695	-95%
General, administrative and other	13,998	38,419	-174%	48,485	110,468	-128%
Total expenses	205,122	273,306	-33%	459,547	913,163	-99%
Other income (expense)						
Investment income	9,899	5,319	-46%	16,407	26,160	59%
Legacy Greenspring investment income[1]	-	14,696	na	-	32,586	na
Interest income	71	8	-89%	413	337	-18%
Interest expense	(7)	(476)	na	(7,360)	(1,113)	85%
Other income (loss)	(1,041)	4,911	na	220	2,249	922%
Total other income	8,922	24,458	174%	9,680	60,219	522%
Income before income tax	162,866	115,842	-29%	337,849	512,581	52%
Income tax expense	11,671	12,235	-5%	23,256	28,300	-22%
Net income	151,195	103,607	-31%	314,593	484,281	54%
Less: Net income attributable to non-controlling interests in subsidiaries	4,542	7,871	-73%	23,176	26,608	-15%
Less: Net income attributable to non-controlling interests in legacy Greenspring entities[1]	-	14,696	na	-	32,586	na
Less: Net income attributable to non-controlling interests in the Partnership	108,807	39,225	64%	228,783	231,202	-1%
Net income attributable to StepStone Group Inc.	$ 37,846	$ 41,815	10%	$ 62,634	$ 193,885	210%
Earnings per share of Class A common stock – Basic	$ 1.25	$ 0.69	-45%	$ 2.11	$ 3.89	84%
Earnings per share of Class A common stock – Diluted	$ 1.22	$ 0.69	-44%	$ 2.06	$ 3.84	87%

[1] Reflects amounts attributable to consolidated VIEs for which we did not acquire any direct economic interests. Such amounts are attributable to employees and therefore have been reflected as legacy Greenspring performance fee-related compensation and net income attributable to non-controlling interests in legacy Greenspring entities, respectively.

3

Robust Growth Profile Since Inception

STEPSTONE inside private markets

TOTALS ASSETS UNDER MANAGEMENT AND ADVISEMENT ($B)



$570
Assets under management
Assets under advisement
$1
$5
$9
$27
$47
$54
$62
$64
$84
$116
$130
$155
$266
$296
$427
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
FY'17
FY'18
FY'19
FY'20
FY'21
FY'22

Note: Fiscal 2017-2022 reflect AUM/AUA as of March 31 of each fiscal year then ended. Prior year amounts are reported on a calendar year basis. Strategic acquisitions contributed approximately $5.6 billion, $1.8 billion, $0.9 billion, $3.6 billion, $2.4 billion and $22.5 billion of AUM and $1.0 billion, $0.0 billion, $0.0 billion, $1.0 billion, $92.5 billion and $0.0 billion of AUA in calendar year 2010, 2012, 2013, 2016, and fiscal year 2019 and 2022, respectively. As of March 31, 2022, approximately $0.9 billion, $0.2 billion, $0.1 billion, $2.9 billion, $2.2 billion and $23.8 billion of AUM and $0.0 billion, $ 0.0 billion, $ 0.0 billion, $0.2 billion, $110.3 billion and $0.0 billion of AUA acquired in calendar year 2010, 2012, 2013, 2016, and fiscal year 2019 and 2022, respectively, remains. An expansion of client data tracked contributed $70 billion of AUA for fiscal 2021. The incremental client data captured represents assets for which StepStone serves as investment advisor for the portfolio but does not provide monitoring/reporting services and did not make the initial investment recommendation.

STEPSTONE GROUP 4

Fiscal Q4 and Full Year 2022 Overview

STEPSTONE
inside private markets

KEY BUSINESS DRIVERS

	FQ4'22	FQ3'22	FQ4'21	vs. FQ3'22	vs. FQ4'21
Assets under management ("AUM")	$134.5 B	$127.0 B	$86.4 B	6%	56%
Fee-Earning AUM ("FEAUM")	$75.2 B	$71.2 B	$52.0 B	6%	45%
Undeployed fee-earning capital	$17.0 B	$17.3 B	$14.0 B	-2%	21%
Gross accrued carry	$1,480.5 M	$1,347.7 M	$896.5 M	10%	65%

FINANCIAL HIGHLIGHTS

($M, except per share amounts)	FQ4'22	FQ4'21	vs. FQ4'21	FY'2022	FY'2021	vs. FY'2021
Adjusted revenues	$145.1	$101.3	43%	$594.0	$358.6	66%
Management and advisory fees, net	$112.2	$76.2	47%	$380.3	$285.5	33%
Fee-related earnings ("FRE")	$35.9	$21.0	71%	$122.2	$89.5	37%
Fee-related earnings margin	32%	28%		32%	31%	
Adjusted Net Income ("ANI")[1]	$43.7	$24.6	78%	$172.9	$85.4	103%
ANI per share	$0.38	$0.25	52%	$1.61	$0.87	85%

BUSINESS UPDATE

- Declared a dividend of $0.20 per share of Class A common stock, a 33% increase from the previous $0.15 quarterly dividend. The dividend is payable on June 30, 2022 to record holders of Class A common stock at the close of business on June 15, 2022
- Raised a total of approximately $16 billion of new SMA[2] capital over the LTM
- Additional closings of StepStone's private equity co-investment fund, venture capital opportunities fund, venture capital micro fund, StepStone Credit Opportunities Fund I ("SCOF I") and StepStone Senior Corporate Lending II ("SCL II"); raised a total of approximately $5 billion for commingled funds over the LTM
- Conversus StepStone Private Markets ("CPRIM") achieved a 77% total return since inception on October 1, 2020, and surpassed $550 million of AUM as of May 1, 2022

[1] ANI for FQ4'22 includes an adjustment reflecting the decrease in the blended statutory rate from 22.6% to 22.5% for the full year due to updates in our state apportionment based on our most recently filed tax returns. ANI for FQ4'21 includes an adjustment reflecting the decrease in the blended statutory rate from 25.0% to 22.6% for the full year due to updates in our state apportionment.
[2] Includes advisory accounts for which we have discretion.

STEPSTONE GROUP 5

OVERVIEW

StepStone's Growth Drivers

AUM | AUA

SEPARATELY MANAGED ACCOUNTS	FOCUSED COMMINGLED FUNDS	ADVISORY
$79B **21%** growth from prior year	$44B[1] **44%** organic growth from prior year[2]	$436B
• A total of **~$16B** of new capital additions during the LTM	• A total of ~**$5B** raised in focused commingled funds during the LTM • Additional closings on StepStone's funds including private equity co-investment, venture capital opportunities, venture capital micro, SCOF I, SCL II, and CPRIM	• Net client activity increased AUA by **$95B** over the last twelve months • **~$12B** of AUA relates to advisory accounts for which we have discretion

UFEC

Total undeployed fee-earning capital of **$17B**

FEAUM

SEPARATELY MANAGED ACCOUNTS	FOCUSED COMMINGLED FUNDS
$50B **+22%** from prior year	$26B[1] **25%** organic growth from prior year[2]

Note: As of March 31, 2022. Amounts may not sum to total due to rounding.
[1] The acquisition of Greenspring added $22.5 billion of AUM and $11.4 billion of FEAUM as of 9/20/21.
[2] Organic focused commingled fund AUM and FEAUM growth excludes $22.5B of AUM and $11.4B of FEAUM acquired as part of Greenspring as of 9/20/21.

STEPSTONE GROUP 7

Fee-earning AUM Evolution

FEAUM Growth
SMAs +22% from prior year
Commingled +25% organic growth from prior year

35%
clients with exposure to more than one asset class

FEE-EARNING AUM BY COMMERCIAL STRUCTURE ($B)


Total AUM
$40
$53
$67
$86
$134[1]
Focused commingled funds
Separately managed accounts
Organic CAGR[2]: 30%
$22.3
5.8
16.5
$32.2
8.0
24.2
$41.2
10.1
31.1
$52.0
11.4
40.6
$75.2
25.6
49.6
FY'18
FY'19
FY'20
FY'21
FY'22

	FY'18	FY'19	FY'20	FY'21	FY'22
% SMAs	74%	75%	76%	78%	66%
% Commingled	26%	25%	24%	22%	34%

FEE-EARNING AUM BY ASSET CLASS ($B)


Private debt
Infrastructure
Real estate
Private equity
Organic CAGR[2]: 30%
$22.3
3.8
4.6
1.0
12.9
$32.2
4.6
8.4
3.0
16.2
$41.2
6.3
11.4
3.5
19.9
$52.0
10.5
12.6
4.4
24.5
$75.2
12.2
17.7
4.8
40.4
FY'18
FY'19
FY'20
FY'21
FY'22

	FY'18	FY'19	FY'20	FY'21	FY'22
% PE	58%	50%	48%	47%	54%
% RE/INFRA/PD	42%	50%	52%	53%	46%

FEAUM + UNDEPLOYED FEE-EARNING CAPITAL ($B)[1]


FEAUM
Undeployed fee-earning capital
Organic CAGR[2]: 24%
$34.7
12.4
22.3
$44.5
12.3
32.2
$55.6
14.4
41.2
$66.0
14.0
52.0
$92.2
17.0
75.2
FY'18
FY'19
FY'20
FY'21
FY'22

Note: Amounts may not sum to total due to rounding. PE – Private equity, RE – Real estate, INFRA – Infrastructure, PD – Private debt
[1] The acquisition of Greenspring added approximately $22.5B of AUM, $11.4B of FEAUM, and $0.5B of undeployed fee-earning capital as of 9/20/21.
[2] Organic CAGR excludes $11.4B of FEAUM and $0.5B of undeployed fee-earning capital acquired as part of Greenspring as of 9/20/21.

STEPSTONE GROUP 8

Trend in Management and Advisory Fees

MANAGEMENT & ADVISORY FEES ($M)[1]



Advisory fees
Focused commingled funds
Separately managed accounts
$140
40
49
52
$190
45
59
86
$234
48
79
107
$285
52
97
136
$380[2]
57
149
174
FY'18
FY'19
FY'20
FY'21
FY'22

Blended mgmt. fee rates:[3]	FY'18	FY'19	FY'20	FY'21	FY'22
Overall	0.56%	0.53%	0.51%	0.52%	0.52%
By Type:					
SMAs	*0.42%*	*0.41%*	*0.39%*	*0.39%*	*0.40%*
Commingled	*0.83%*	*0.87%*	*0.89%*	*0.90%*	*0.85%*
By Asset Class:					
PE	*0.66%*	*0.63%*	*0.66%*	*0.62%*	*0.64%*
RE / INFRA / PD	*0.46%*	*0.41%*	*0.37%*	*0.42%*	*0.40%*

MANAGEMENT & ADVISORY FEES PER SHARE[6]



CAGR: 25%
$1.44
$1.95
$2.40
$2.91
$3.55
FY'18
FY'19
FY'20
FY'21
FY'22

Assets under management and advisement	FY'18	FY'19	FY'20	FY'21	FY'22
FEAUM ($B)	$22	$32	$41	$52	$75[2]
AUM ($B)	$40	$53	$67	$86	$134[2]
AUA ($B)	$115	$213[4]	$229	$340[5]	$436

% of fee revenue from management and advisory fees[1]	FY'18	FY'19	FY'20	FY'21	FY'22
Mgmt	72%	76%	80%	82%	85%
Advisory	28%	24%	20%	18%	15%

Note: Amounts may not sum to total due to rounding. PE – Private equity, RE – Real estate, INFRA – Infrastructure, PD – Private debt
[1] Excludes fund reimbursement revenues.
[2] The acquisition of Greenspring contributed $11.4B of FEAUM and $22.5B of AUM as of 9/20/21, and $43.4M of management and advisory fees for fiscal 2022.
[3] Weighted-average fee rates reflect the applicable management fees for the last 12 months ending on each period presented, and is inclusive of any retroactive fees for such period.
[4] The acquisition of Courtland Partners contributed $90B of AUA for fiscal 2019.
[5] An expansion of client data tracked contributed $70B of AUA for fiscal 2021.
[6] Per share amounts calculated using adjusted shares for each respective period. See slide 31 for calculation of adjusted shares.

STEPSTONE GROUP 9

FINANCIAL UPDATE

Financial Highlights

- FEAUM growth of 45% drove fee revenue increases of 47% for the quarter and 33% for the full year
- ANI per share increased 52% for the quarter and 85% for the full year, reflecting higher FRE and net realized performance fees
- Results for the quarter include $3.4M of revenue, and $3.0M of FRE and pre-tax ANI from retroactive fees (additional closings on StepStone's private equity co-investment fund)

FINANCIAL HIGHLIGHTS[1]

	Three Months Ended March 31			Year Ended March 31		
($M, except per share amounts and where noted)	2022	2021	% Δ YTY	2022	2021	% Δ YTY
AUM ($B)	$ 134.5	$ 86.4	56%			
FEAUM ($B)	75.2	52.0	45%			
Undeployed Fee-Earning capital ($B)[2]	17.0	14.0	21%			
Management & Advisory Fees, net	$ 112.2	$ 76.2	47%	$ 380.3	$ 285.5	33%
Fee-Related Earnings	35.9	21.0	71%	122.2	89.5	37%
Fee-Related Earnings Margin[3]	32%	28%		32%	31%	
Gross Realized Performance Fees[4]	32.9	25.1	31%	213.7	73.1	192%
Pre-tax Adjusted Net Income ("ANI")	56.2	29.2	92%	223.1	110.3	102%
Adjusted Net Income Per Share[5]	$ 0.38	$ 0.25	52%	$ 1.61	$ 0.87	85%
Adjusted Revenues	145.1	101.3	43%	594.0	358.6	66%

[1] StepStone completed the acquisition of Greenspring on September 20, 2021, which added $22.5 billion of AUM, $11.4 billion of FEAUM, and $0.5 billion of undeployed fee-earning capital.
[2] Undeployed fee-earning capital is defined as capital not yet invested or considered active on which StepStone will earn fees once the capital is deployed or activated.
[3] Fee-Related Earnings Margin is calculated by dividing Fee-Related Earnings by Management & Advisory Fees, net.
[4] Gross Realized Performance Fees include deferred incentive fees that are not included in our GAAP results; FQ4'22: $(4.4)m; fiscal 2022: $1.4m; fiscal 2021: $4.7m. Excludes legacy Greenspring entities.
[5] Reflects a 22.5% blended statutory rate applied to Pre-tax Adjusted Net Income for fiscal 2022 and 114.7 million and 107.2 million adjusted shares outstanding for the FQ4'22 and fiscal 2022 periods, respectively. Reflects a 22.6% blended statutory rate for fiscal 2021 and 98.7 million and 98.4 million adjusted shares outstanding for FQ4'21 and fiscal 2021 periods, respectively. See Appendix for calculation of ANI per share and a reconciliation of adjusted shares.

STEPSTONE GROUP 11

12STEPSTONE GROUP Per Share Per Share $285 $380 Mar-21 Mar-22 Year Per Share $175 $594 Mar-18 Mar-22 Long-Term Growth $34 $214 Mar-18 Mar-22 Long-Term Growth $141 $380 Mar-18 Mar-22 Long-Term Growth MGMT. & ADVISORY FEES ADJUSTED REVENUES $73 $214 Mar-21 Mar-22 Year +169% $359 $594 Mar-21 Mar-22 Year Adjusted Revenues • Management fees per share increased 27% for the full year driven by strong FEAUM growth – SMA and Commingled Funds fees per share increased by 18% and 40%, respectively • Management fees per share increased by a compound annual growth rate of 30% over the long-term growth period; SMA and Commingled Funds fees per share increased by 32% and 28%, respectively • Advisory fees per share decreased 2% for the full year and increased by a compound annual growth rate of 6% over the long-term growth period • Gross realized performance fees were up $141 million for the full year driven by increased realization activity from our PE funds CAGR +25% +52% GROSS REALIZED PERFORMANCE FEES $2.90 $3.55 $1.44 $3.55 $0.74 $1.99 $0.35 $1.99 $3.64 $5.54 $1.79 $5.54 CAGR +54% CAGR +33% +22% ($M, except per share amounts)

13STEPSTONE GROUP $85 $173 Mar-21 Mar-22 Year Per Share Per Share $89 $122 Mar-21 Mar-22 Year $35 $173 Mar-18 Mar-22 Long-Term Growth $24 $122 Mar-18 Mar-22 Long-Term Growth FEE-RELATED EARNINGS Profitability • Fee-related earnings growth driven primarily by growth in FEAUM for the full year and by growth in FEAUM and margin expansion in the long-term growth period • FRE margins were 32% for the full year as compared with 31% in the prior year and 17% four fiscal years ago. FRE margins are impacted by $7.7 million of retroactive fees, which corresponds to $7.1 million of fee-related earnings in fiscal 2022, and $9.8 million of retroactive fees, which corresponds to $9.3 million of fee-related earnings in fiscal 2021. • Adjusted net income per share increased 85% for the full year and by a CAGR of 45% over the long-term growth period driven by higher FRE and higher net realized performance fees +25% +85% $0.87 $1.61 $0.36 $1.61 CAGR +45% $0.91 $1.14 $0.24 $1.14 CAGR +48% ADJUSTED NET INCOME ($M, except per share amounts)

14STEPSTONE GROUP Private Equity 95% Infrastructure 2% Real Estate 3% 2013 & Prior 9% 2014 13% 2015 13% 2016 18% 2017 16% Post 2017 31% $74 $83 $90 $99 $107 $0 $20 $40 $60 $80 $100 $120 FQ4'21 FQ1'22 FQ2'22 FQ3'22 FQ4'22 $897 $1,073 $1,216 $1,347 $1,481 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 FQ4'21 FQ1'22 FQ2'22 FQ3'22 FQ4'22 Accrued Carry and Fund Investments1 • Gross accrued unrealized carried interest of $1,481 million, net accrued unrealized carry of $717 million as of March 31, 2022 (note: valuations reported on a one quarter lag) • Approximately $55 billion in performance fee-eligible capital as of March 31, 2022 • 62% or $922 million of gross accrued unrealized carried interest allocation balance is in SMAs or commingled funds that have American style (or deal-by-deal) carry waterfalls • Approximately 155 programs with carry or incentive fee structures • The value of investments held by the firm increased to $107 million, up 44% from March 31, 2021 • Unfunded commitments were $68 million as of March 31, 20221 +65% +44% ACCRUED CARRY ($M)2 INVESTMENTS ($M) 69% from 2017 or prior vintages NET UNREALIZED CARRY AS OF 3/31/2022 BY VINTAGE AND TYPE 1 Excludes $1.3 billion of investments in funds and accrued carried interest allocations and $40.5 million of unfunded commitments held by the legacy Greenspring general partner entities in legacy Greenspring funds for which we do not hold any direct economic interests. 2 Changes in our accrued carry balance reflect our share of the unrealized gains or losses of our client portfolios on a one quarter lag.

APPENDIX

Consolidated Balance Sheets

($ in thousands)	Mar '21	Dec '21	Mar '22
Assets			
Cash and cash equivalents	$ 179,886	$ 135,885	$ 116,386
Restricted cash	3,977	1,031	1,063
Fees and accounts receivable	32,096	32,641	34,141
Due from affiliates	7,474	11,092	19,369
Investments:			
Investments in funds	74,379	98,780	107,045
Accrued carried interest allocations	896,523	1,347,448	1,480,515
Legacy Greenspring investments in funds and accrued carried interest allocations[1]	-	1,311,475	1,334,581
Deferred income tax assets	89,439	18,966	27,866
Lease right-of-use assets, net	-	63,322	61,065
Other assets and receivables	24,715	23,619	27,426
Intangibles, net	5,491	409,174	398,126
Goodwill	6,792	583,196	580,542
Total assets	**$ 1,320,772**	**$ 4,036,629**	**$ 4,188,125**
Liabilities and stockholders' equity			
Accounts payable, accrued expenses and other liabilities	$ 47,723	$ 60,007	$ 80,541
Accrued compensation and benefits	34,224	60,299	39,966
Accrued carried interest-related compensation	465,610	688,116	769,988
Legacy Greenspring accrued carried interest-related compensation[1]	-	1,069,983	1,140,101
Due to affiliates	113,522	203,971	199,355
Lease liabilities	-	73,437	70,965
Debt obligations	-	62,762	62,879
Total liabilities	**661,079**	**2,218,575**	**2,363,795**
Total stockholders' equity	**659,693**	**1,818,054**	**1,824,330**
Total liabilities and stockholders' equity	**$ 1,320,772**	**$ 4,036,629**	**$ 4,188,125**

[1] Represents amounts attributable to consolidated VIEs for which we did not acquire any direct economic interests. Such amounts are attributable to employees and therefore have been reflected as non-controlling interests in legacy Greenspring entities and legacy Greenspring accrued carried interest-related compensation, respectively.

STEPSTONE GROUP 16

Non-GAAP Financial Results

($ in thousands, unless otherwise mentioned)

	Quarter			Full Year		
	Mar '21	Mar '22	% Fav / Unfav	Mar '21	Mar '22	% Fav / Unfav
Management and advisory fees, net	$ 76,217	$ 112,229	47%	$ 285,462	$ 380,257	33%
Less:						
Cash-based compensation	43,265	59,265	-37%	157,123	197,482	-26%
Equity-based compensation[1]	51	421	-725%	51	822	na
General, administrative and other	13,998	38,419	-174%	48,485	110,468	-128%
Plus:						
Amortization of intangibles	834	11,049	na	3,339	24,497	634%
Non-core items[2]	1,305	10,709	721%	6,342	26,260	314%
Fee-related earnings	**21,042**	**35,882**	**71%**	**89,484**	**122,242**	**37%**
Plus:						
Realized carried interest allocations	24,696	31,665	28%	62,953	200,718	219%
Incentive fees	376	5,588	na	5,474	11,593	112%
Deferred incentive fees	-	(4,373)	na	4,700	1,438	-69%
Realized investment income	1,329	1,831	38%	5,341	8,499	59%
Interest income	71	8	-89%	413	337	-18%
Write-off of unamortized deferred financing costs	-	-	na	3,526	-	-100%
Other income (loss)[3]	(1,041)	(40)	96%	220	(1,311)	na
Less:						
Realized performance fee-related compensation	12,580	5,086	60%	30,532	91,208	-199%
Interest expense	7	476	na	7,360	1,113	85%
Income attributable to non-controlling interests in subsidiaries:						
Fee-related earnings attributable to non-controlling interests in subsidiaries[4]	5,027	8,458	-68%	23,834	27,583	-16%
Non fee-related earnings (losses) attributable to non-controlling interests in subsidiaries[5]	(372)	301	na	118	517	-338%
Pre-tax adjusted net income	**29,231**	**56,240**	**92%**	**110,267**	**223,095**	**102%**
Less: Income taxes[6]	4,605	12,526	-172%	24,865	50,152	-102%
Adjusted net income	**$ 24,626**	**$ 43,714**	**78%**	**$ 85,402**	**$ 172,943**	**103%**
ANI per share	**$ 0.25**	**$ 0.38**	**52%**	**$ 0.87**	**$ 1.61**	**85%**

1 Reflects equity-based compensation for awards granted subsequent to the IPO.

2 Includes transaction costs ($0.4 million for the three months ended March 31, 2022, and $14.2 million and $0.4 million in fiscal 2022 and fiscal 2021, respectively), severance costs ($1.5 million and $0.1 million for the three months ended March 31, 2022 and 2021, respectively, and $1.6 million and $4.2 million in fiscal 2022 and fiscal 2021, respectively), loss on change in fair value for contingent consideration obligation ($8.0 million and $1.2 million for the three months ended March 31, 2022 and 2021, respectively, and $9.6 million and $1.6 million in fiscal 2022 and fiscal 2021, respectively), compensation paid to certain employees as part of an acquisition earn-out ($0.8 million for the three months ended March 31, 2022 and in fiscal 2022) and other non-core operating income and expenses.

3 Reflects other income (loss) net of amounts for Tax Receivable Agreements adjustments recognized as other income (loss) ($5.0 million for the three months ended March 31, 2022 and $3.6 million for fiscal 2022).

4 Reflects the portion of fee-related earnings of our subsidiaries attributable to non-controlling interests.

5 Reflects components of pre-tax adjusted net income of our subsidiaries attributable to non-controlling interests other than fee-related earnings, including incentive fees and related compensation, realized investment income, net interest expense and other income (loss).

6 Represents corporate income taxes at a blended statutory rate of 22.5% and 22.6% applied to pre-tax adjusted net income for fiscal 2022 and fiscal 2021, respectively. The 22.5% rate for fiscal 2022 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.5%. The 22.6% rate for fiscal 2021 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.6%. The decline in the blended statutory rate for fiscal 2022 compared to fiscal 2021 was due to updates in our state apportionment based on our most recently filed tax returns. The three months ended March 31, 2022, reflects a true-up to adjust fiscal 2022 to a blended statutory rate of 22.5%. The three months ended March 31, 2021, reflects a true-up to adjust fiscal 2021 to a blended statutory rate of 22.6%.

17

FEAUM Overview

STEPSTONE
inside private markets

($B, unless noted)	FQ4'22	FQ4'21	Fav / Unfav Change $	Fav / Unfav Change %
SMAs				
Beginning balance	$ 45.9	$ 35.4	$ 10.5	30%
Contributions	5.2	5.1	0.1	2%
Distributions	(1.4)	(0.2)	(1.2)	-600%
Market value, FX and other	(0.1)	0.4	(0.5)	na
Ending balance	$ 49.6	$ 40.6	$ 9.0	22%
Management fees ($M)	$ 47.2	$ 40.8	$ 6.4	16%
Average fee rate[1]	0.40%	0.39%		1%
Commingled Funds				
Beginning balance	$ 25.3	$ 11.3	$ 14.0	124%
Contributions	1.1	0.4	0.7	175%
Distributions	(0.8)	(0.1)	(0.7)	-700%
Market value, FX and other	(0.0)	(0.1)	0.1	100%
Ending balance	$ 25.6	$ 11.4	$ 14.2	125%
Management fees ($M)	$ 49.6	$ 23.0	$ 26.6	116%
Average fee rate[1]	0.85%	0.90%		-6%
Total				
Beginning balance	$ 71.2	$ 46.6	$ 24.6	53%
Contributions	6.2	5.4	0.8	15%
Distributions	(2.2)	(0.3)	(1.9)	-633%
Market value, FX and other	(0.1)	0.3	(0.4)	na
Ending balance	$ 75.2	$ 52.0	$ 23.2	45%
Management fees ($M)	$ 96.7	$ 63.7	$ 33.0	52%
Average fee rate[1]	0.52%	0.52%		1%

Walk from AUM to FEAUM	$B
Total AUM as of 3/31/22	$ 134.5
Less: Non-Fee Earning AUM	14.3
Less: Market appreciation included in AUM	28.0
Less: Undeployed Fee-Earning Capital (capital not yet invested or considered active on which we will earn fees once capital is invested or activated)	17.0
Fee-Earning AUM as of 3/31/22	**$ 75.2**

- FEAUM increased by approximately 6% and 45% for the quarter and the full year, respectively, to $75.2 billion
- Activated/Deployed approximately $2.3 billion and $7.0 billion of capital from our existing undeployed fee-earning capital during the quarter and the full year, respectively

Note: Amounts may not sum to total due to rounding. Amounts related to reductions in fee-earning AUM from funds that moved from a committed capital to net invested capital fee basis or from funds and accounts that no longer pay fees are included within Distributions. Prior periods have been recast for this change.

[1] Weighted-average fee rates reflect the applicable management fees for the last 12 months ending on each period presented, and is inclusive of any retroactive fees for such period.

STEPSTONE GROUP 18

StepStone Occupies a Critical Position within the GP & LP Ecosystem

Global Private Markets

Primaries | Secondaries | Co-investments

Over $75B in annual private markets capital allocations[1]

Clients

- Corporations
- Endowments/Foundations
- Family Offices
- Private Wealth/Defined Contribution Plans
- Insurance Companies
- Pension Funds
- Sovereign Wealth Funds


Asset management
Advisory and data services
Portfolio analytics and reporting

Fund Managers

- Private Equity
- Infrastructure
- Private Debt
- Real Estate

Reviewed over 3,400 investment opportunities annually[2]

[1] Data reflecting twelve months ended December 31, 2021.
[2] Data reflecting the year ended March 31, 2022.

STEPSTONE GROUP 19

StepStone is a Global Private Markets Solutions and Services Provider

StepStone is a global private markets investment firm focused on providing customized investment solutions and advisory data services to clients

$570B	$134B	$75B	$75B+	791
combined AUM/AUA[1]	assets under management[1]	fee-earning assets under management	annual private market allocations[2]	professionals



PRIVATE EQUITY
REAL ESTATE
PRIVATE DEBT
INFRASTRUCTURE

Focus on customization

Expertise in building customized portfolios designed to meet clients' specific objectives

Global-and-local approach

Global operating platform with strong local teams in 23 cities in 14 countries across 5 continents

Proprietary data and technology

Valuable information advantage generates enhanced private markets insight and improves operational efficiency

Multi-asset class expertise

Scaled presence across the private equity, infrastructure, private debt and real estate asset classes drives ability to execute tailored and complex investment solutions

Large and experienced team

Approximately 280 investment professionals and over 500 other employees dedicated to sourcing, executing, analyzing and monitoring private markets opportunities

As of March 31, 2022. All dollars are USD.

[1] $570 billion includes $134 billion in assets under management and $436 billion in assets under advisement. Reflects final data for the prior period (December 31, 2021), adjusted for net new client account activity through March 31, 2022. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of December 31, 2021, as reported by underlying managers up to 115 days following December 31, 2021. When NAV data is not available by 115 days following December 31, 2021, such NAVs are adjusted for cash activity following the last available reported NAV.

[2] For the twelve months ended December 31, 2021. Excludes legacy funds, feeder funds and research-only, non-advisory services.

STEPSTONE GROUP 20

Comprehensive Private Markets Solutions

StepStone's flexible business model helps clients access opportunities across all asset classes:

ASSET MANAGEMENT — ADVISORY — RESEARCH

SEPARATELY MANAGED ACCOUNTS	FOCUSED COMMINGLED FUNDS	ADVISORY & DATA SERVICES	PORTFOLIO ANALYTICS & REPORTING
• Owned by one client and managed according to their specific preferences • Address client's specific portfolio risk/return, diversification, and liquidity objectives • Integrates a combination of investment strategies across one or more asset classes	• Owned by multiple clients • Deploy capital in specific asset classes with defined investment strategies • Leverages StepStone's multi-asset class expertise	• Recurring support of portfolio construction and design • Discrete or project-based due diligence • Detailed review of existing private markets investments • Consulting services • Licensed access to SPI[1]	• Provide clients with tailored reporting packages • Mandates typically include access to Omni
$79B AUM **and $50B** FEAUM **(66% of total)**	**$44B** AUM **and $26B** FEAUM **(34% of total)**	**$436B** AUA **and $12B** AUM	Provided portfolio analytics and reporting on over **$560B** of client commitments

Note: As of March 31, 2022. Amounts may not sum to total due to rounding.
[1] StepStone Private Markets Intelligence.

STEPSTONE GROUP 21

Comprehensive, Full Service Model

240
bespoke SMA accounts and focused commingled funds

37%
of advisory clients also have an AUM relationship

- Offers a comprehensive, full-service model to clients seeking a customized solution to private markets investing
- Each solution is offered across each of the private equity, infrastructure, private debt and real estate asset classes
- Empowered by industry-transforming technology capabilities that create a virtuous cycle of client engagement providing a significant data advantage

CUSTOMIZED SOLUTIONS ACROSS ALL MARKETS

1. ASSET MANAGEMENT SOLUTIONS
2. ADVISORY AND DATA SOLUTIONS
3. PORTFOLIO ANALYTICS AND REPORTING

SPECIFICALLY TAILORED FOR EACH ASSET CLASS

PRIVATE EQUITY

$76B[1]	$40B	$228B
AUM	FEAUM	AUA

145
Investment professionals

REAL ESTATE

$11B[1]	$5B	$149B
AUM	FEAUM	AUA

50
Investment professionals

INFRASTRUCTURE

$26B[1]	$18B	$44B
AUM	FEAUM	AUA

52
Investment professionals

PRIVATE DEBT

$22B[1]	$12B	$15B
AUM	FEAUM	AUA

36
Investment professionals

INDUSTRY-TRANSFORMING TECHNOLOGY CAPABILITIES



Investment decisioning tool
SPI
FRONT-END
Portfolio monitoring tool SPAR[2]
OMNI
BACK-END

Note: Amounts may not sum to total due to rounding. Data presented as of March 31, 2022. AUM/AUA reflects final data for the prior period (December 31, 2021), adjusted for net new client account activity through March 31, 2022. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of December 31, 2021, as reported by underlying managers up to 115 days following December 31, 2021. When NAV data is not available by 115 days following December 31, 2021, such NAVs are adjusted for cash activity following the last available reported NAV.

[1] Allocation of AUM by asset class is presented by underlying investment asset classification.

[2] StepStone Portfolio Analytics & Reporting.

STEPSTONE GROUP 22

23STEPSTONE GROUP As of March 31, 2022 Total AUM: $134B Infrastructure $26B / 19% Private Equity $76B / 56% Private Debt $22B / 17% Real Estate $11B / 8% BY AUM1 Total AUA: $436B Private Debt $15B / 3%Infrastructure $44B / 10% Real Estate $149B / 34% BY AUA 47% ($267B) combined AUM / AUA in RE / INFRA / PD asset classes Note: Amounts and percentages may not sum to total due to rounding. Reflects final data for the prior period (December 31, 2021), adjusted for net new client account activity through March 31, 2022. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of December 31, 2021, as reported by underlying managers up to 115 days following December 31, 2021. When NAV data is not available by 115 days following December 31, 2021, such NAVs are adjusted for cash activity following the last available reported NAV. RE – Real estate, INFRA – Infrastructure, PD – Private debt 1Allocation of AUM by asset class is presented by underlying investment asset classification. Private Equity $228B / 52% Investment Expertise Across All Private Markets Asset Classes

24STEPSTONE GROUP $6 $7 $5 $2 $5 $7 $6 $9 $1 $8 $6 $16 $13 $33 $29 $33 $28 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 $120 $130 Net Realized Performance Fees QUARTERLY NET REALIZED PERFORMANCE FEES ($m, unless otherwise mentioned) Note: Net Realized Performance Fees represent gross realized performance fees, less realized performance fee-related compensation. Gross realized performance fees include deferred incentive fees that are not included in GAAP revenues. See reconciliation of net realized performance fees on page 32. Excludes legacy Greenspring entities. $23 $29 $24 $20 $19 $18 $20 $27 $23 $25 $24 $31 $43 $68 $91 $107 $123 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 $120 $130 LTM NET REALIZED PERFORMANCE FEES ($m, unless otherwise mentioned)

25STEPSTONE GROUP Revenues - Management and Advisory Fees, Net FULL YEAR MAR ’21 FULL YEAR MAR ’22 Focused commingled funds, 34% SMAs, 48% Advisory and other services, 18% Focused commingled funds 39% SMAs 46% Advisory and other services 15% ($ in thousands) Mar '21 Mar '22 % Fav / Unfav Mar '21 Mar '22 % Fav / Unfav Focused commingled funds 22,982$ 49,552$ 116% 97,223$ 148,725$ 53% SMAs 40,754 47,181 16% 135,784 174,318 28% Advisory and other services 12,310 14,860 21% 52,217 55,523 6% Fund reimbursement revenues 171 636 272% 238 1,691 611% Total management and advisory fees, net $ 76 ,217 $ 112 ,229 47% $ 285 ,462 $ 380 ,257 33% Quarter Ful l Year

26STEPSTONE GROUP 27% 9%64% Top 10 Top 11-20 Other Blue-chip, Sophisticated, Global Clientele As of March 31, 2022 1 Our top 10 clients comprise over 50 separate mandates and commitments to commingled funds. 2 Includes ~39% of management and advisory fee contribution from focused commingled funds. 61% 22% 7% 10% > 7 years 3-7 years 1-3 years < 1 year 31% 24% 23% 19% 3% North America Asia/Australia Europe Middle East Central and South America 40% 17% 15% 10% 6% 6% 6% Pension Funds Insurance Companies Private Wealth/ Defined Contribution Plans Sovereign Wealth Funds Corporations Family Offices Endowments/Foundations BY TYPE LTM management and advisory fees (%) BY GEOGRAPHY LTM management and advisory fees (%) BY ACCOUNT TENOR LTM management fees (%) BY CLIENT LTM management and advisory fees (%) 2 1

StepStone's Diversified Platform Spans Private Markets Solutions

STEPSTONE
inside private markets

PRIVATE EQUITY

- Total AUM: $76B
  - SMA AUM: $38B
  - FCF AUM: $37B
- Advisory AUA: $228B
- $44B Approved in 2021

INVESTMENT STRATEGY[1,2,4]	NET IRR[3]	NET TVM[3]
PRIMARIES	19.7%	1.7x
SECONDARIES	21.5%	1.6x
CO-INVESTMENTS	25.1%	1.9x

REAL ESTATE

- Total AUM: $11B
  - SMA AUM: $3B
  - FCF AUM: $3B
  - Advisory AUM: $4B
- Advisory AUA: $149B
- $12B Approved in 2021

INVESTMENT STRATEGY[1,4,5]	NET IRR[3]	NET TVM[3]
CORE/CORE+ FUND INVESTMENTS	9.0%	1.5x
VALUE-ADD/OPPORTUNISTIC FUND INVESTMENTS	10.4%	1.4x
REAL ESTATE DEBT FUND INVESTMENTS	6.4%	1.2x
VALUE-ADD/OPPORTUNISTIC SECONDARIES & CO-INVESTMENTS	16.9%	1.3x

INFRASTRUCTURE

- Total AUM: $26B
  - SMA AUM: $24B
  - FCF AUM: $--B
  - Advisory AUM: $1B
- Advisory AUA: $44B
- $12B Approved in 2021

INVESTMENT STRATEGY[1,4,6]	NET IRR[3]
PRIMARIES	11.6%
SECONDARIES	14.1%
CO-INVESTMENTS[7]	8.8%

PRIVATE DEBT

- Total AUM: $22B
  - SMA AUM: $13B
  - FCF AUM: $3B
  - Advisory AUM: $7B
- Advisory AUA: $15B
- $8B Approved in 2021

INVESTMENT STRATEGY[1,4,8]	IRR[8]
DIRECT LENDING (GROSS)[9]	7.5%
DISTRESSED DEBT (GROSS)[9]	10.7%
OTHER (GROSS)[9,10]	9.8%
PRIVATE DEBT GROSS TRACK RECORD[9]	**8.7%**
PRIVATE DEBT NET TRACK RECORD	**7.9%**

Note: Approvals are LTM as of December 31, 2021. Amounts may not sum to total due to rounding. SMA – Separately Managed Accounts. FCF – Focused Commingled Funds.
AUM/AUA as of March 31, 2022. Reflects final data for the prior period (December 31, 2021), adjusted for net new client account activity through March 31, 2022. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of December 31, 2021, as reported by underlying managers up to 115 days following December 31, 2021. When NAV data is not available by 115 days following December 31, 2021, such NAVs are adjusted for cash activity following the last available reported NAV.
Please see next slide for performance footnote references.
Past performance is not necessarily indicative of future results and there can be no assurance that the fund will achieve comparable results or avoid substantial losses.

STEPSTONE GROUP 27

28STEPSTONE GROUP Track Record Disclosures Note: Descriptions for certain terms can be found on the definitions page starting on slide 33 of this presentation. 1 Investment returns reflect NAV data for underlying investments as of December 31, 2021, as reported by underlying managers up to 115 days following December 31, 2021. For investment returns where NAV data is not available by 115 days following December 31, 2021, such NAVs are adjusted for cash activity following the last available reported NAV. 2 Private Equity includes 1,330 investments totaling $126.1 billion of capital commitments and excludes (i) two advisory co-investments and 156 client-directed investments, totaling $100.0 million and $19.6 billion, respectively, of capital commitments, (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment, and (iii) Greenspring investments until the data integration is completed. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. 3 Net IRR and Net TVM are presented solely for illustrative purposes and do not represent actual returns received by any investor in any of the StepStone Funds represented above. StepStone fees and expenses are based on the following assumptions (management fees represent an annual rate): (i) Primaries: 25 basis points of net invested capital for management fees, 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. (ii) Secondaries: 125 basis points (60 basis points for Infrastructure) on capital commitments in years 1 through 4 for management fee. In year 5, management fees step down to 90% of the previous year’s fee. Secondaries also include 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. Secondaries also include 12.5% of paid and unrealized carry (15.0% of paid and unrealized carry for Real Estate), with an 8% preferred return hurdle. (iii) Co-investments: 100 basis points on net committed capital for management fees, 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. Co- investments also include 10.0% of paid and unrealized carry (15.0% of paid and unrealized carry for Real Estate), with an 8% preferred return hurdle. Net IRR and Net TVM for certain investments may have been impacted by StepStone’s or the underlying fund manager’s use of subscription backed credit facilities by such vehicles. Reinvested/recycled amounts increase contributed capital. 4 Investments of former clients are included in performance summary past the client termination date until such time as StepStone stops receiving current investment data (quarterly valuations and cash flows) for the investment. At that point, StepStone will then ‘liquidate’ the fund by entering a distribution amount equal to the last reported NAV, thus ending its contribution to the track record as of that date. Historical performance contribution will be maintained up until the ‘liquidation’ date. 5 Real Estate includes 432 investments totaling $63.5 billion of capital commitments and excludes (i) 54 client-directed investments, totaling $8.0 billion of capital commitments, (ii) eight secondary core/core+ investments, totaling $687.6 million, (iii) four advisory fund investments totaling $463.6 million, and (iv) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non- USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. Includes the discretionary track record of Courtland Partners, Ltd., which StepStone acquired on April 1, 2018 (the “Courtland acquisition”). 6 Infrastructure includes 182 investments totaling $36.3 billion of capital commitments and excludes (i) approximately 11 infrastructure investments made by the Partnership prior to the formation of the Infrastructure subsidiary in 2013 or made prior to the Courtland acquisition, and 16 client-directed investments, totaling $501.9 million and $1.2 billion, respectively, of capital commitments, and (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. 7Includes asset management investments. 8 Private Debt includes 686 investments totaling $31.9 billion of capital commitments and excludes (i) 30 client-directed investments, totaling $2.4 billion of capital commitments, and (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. IRR is presented solely for illustrative purposes and does not represent actual returns received by any investor in any of the StepStone Funds represented above. StepStone fees and expenses are based on the following assumptions (management fees represent an annual rate): Private Debt fund investments include 65 basis points on the quarterly NAV for management fee. Net IRR for certain investments may have been impacted by StepStone’s or the underlying fund manager’s use of subscription backed credit facilities by such vehicles. Reinvested/recycled amounts increase contributed capital. 9 Subset performance is presented net of fees and expenses charged by the underlying fund manager only (performance results do not reflect StepStone fees and expenses). 10 Other includes mezzanine debt, infrastructure debt, collateralized loan obligations, private performing debt, senior/enhanced senior debt, fund of funds, leasing, regulatory capital, trade finance and intellectual property/royalty. Past performance is not necessarily indicative of future results and there can be no assurance that the fund will achieve comparable results or avoid substantial losses.

Notable StepStone Focused Commingled Funds[1]

Fund Name[2]	Description	Vintage Year	Fund Size ($M)
PRIVATE EQUITY			
StepStone Capital Partners IV	Private Equity Co-Investments	2018	$ 1,302
StepStone Secondary Opportunities Fund IV	Private Equity Secondaries	2019	2,097
StepStone VC Global Partners X	Multi-Strategy Global Venture Capital	2020	1,480
StepStone Tactical Growth Fund III	Multi-Strategy Growth Equity	2020	696
StepStone VC Opportunities VI	Expansion Stage Venture Capital Directs	2020	653
StepStone VC Asia Fund I	Multi-Strategy Asia Venture Capital	2020	251
StepStone VC Micro III	Micro Venture Capital Primaries	2020	198
StepStone VC Early Stage II	Early Stage Venture Capital Directs	2021	352
StepStone VC Secondaries Fund V	Venture Capital Secondaries	2021	2,600
REAL ESTATE			
StepStone Real Estate Partners IV	Special Situation Real Estate Secondaries	2019	$ 1,404
PRIVATE DEBT			
StepStone Credit Opportunities Fund I	Corporate / Opportunistic Lending	2021	$ 632
Senior Corporate Lending Fund II	Corporate Direct Lending	2021	1,275
MULTI-ASSET CLASS			
Conversus (CPRIM)	Evergreen	2020	$ 559[3]

- Current funds in market include: private equity co-investment fund, private equity secondaries fund, venture capital opportunities fund, and venture capital micro fund

[1] Includes funds with fund size greater than $150 million.
[2] Reflects most recently closed fund for each category of investment strategy.
[3] Reflects fair value of the fund's portfolio as of May 1, 2022.

STEPSTONE GROUP 29

Reconciliation of GAAP to ANI and FRE

STEPSTONE
inside private markets

($ in thousands)	Quarter		Full Year		Full Year
	Mar '21	Mar '22	Mar '21	Mar '22	Mar '18
Income before income tax	$ 162,866	$ 115,842	$ 337,849	$ 512,581	$ 85,805
Net income attributable to non-controlling interests in subsidiaries[1]	(4,655)	(8,759)	(23,952)	(28,100)	(2,350)
Net income attributable to non-controlling interests in legacy Greenspring	-	(14,696)	-	(32,586)	-
Unrealized carried interest allocations	(257,777)	(133,062)	(433,827)	(585,851)	(91,753)
Unrealized performance fee-related compensation	132,021	84,757	215,508	312,903	48,278
Unrealized investment (income) loss	(8,570)	(3,488)	(11,066)	(17,661)	(1,870)
Deferred incentive fees	-	(4,373)	4,700	1,438	2,801
Equity-based compensation[2]	3,207	3,212	7,848	13,174	189
Amortization of intangibles	834	11,049	3,339	24,497	3,382
Write-off of unamortized deferred financing costs	-	-	3,526	-	-
Tax Receivable Agreements adjustments through earnings	-	(4,951)	-	(3,560)	-
Non-core items[3]	1,305	10,709	6,342	26,260	2,211
Pre-tax adjusted net income	**29,231**	**56,240**	**110,267**	**223,095**	**46,693**
Income taxes[4]	(4,605)	(12,526)	(24,865)	(50,152)	(11,673)
Adjusted net income	**24,626**	**43,714**	**85,402**	**172,943**	**35,020**
Income taxes[4]	4,605	12,526	24,865	50,152	11,673
Realized carried interest allocations	(24,696)	(31,665)	(62,953)	(200,718)	(30,081)
Realized performance fee-related compensation	12,580	5,086	30,532	91,208	11,406
Realized investment income	(1,329)	(1,831)	(5,341)	(8,499)	(3,137)
Incentive fees	(376)	(5,588)	(5,474)	(11,593)	(1,489)
Deferred incentive fees	-	4,373	(4,700)	(1,438)	(2,801)
Interest income	(71)	(8)	(413)	(337)	(143)
Interest expense	7	476	7,360	1,113	913
Other (income) loss[5]	1,041	40	(220)	1,311	125
Write-off of unamortized deferred financing costs	-	-	(3,526)	-	-
Net income attributable to non-controlling interests in subsidiaries[1]	4,655	8,759	23,952	28,100	2,350
Fee-related earnings	**$ 21,042**	**$ 35,882**	**$ 89,484**	**$ 122,242**	**$ 23,836**
Total revenues	**$ 359,066**	**$ 364,690**	**$ 787,716**	**$ 1,365,525**	**$ 264,275**
Unrealized carried interest allocations	(257,777)	(133,062)	(433,827)	(585,851)	(91,753)
Deferred incentive fees	-	(4,373)	4,700	1,438	2,801
Legacy Greenspring carried interest allocations	-	(82,146)	-	(187,106)	-
Adjusted revenues	**$ 101,289**	**$ 145,109**	**$ 358,589**	**$ 594,006**	**$ 175,323**

[1] Reflects the portion of pre-tax adjusted net income of our subsidiaries attributable to non-controlling interests.
[2] Reflects equity-based compensation for awards granted prior to and in connection with the IPO.
[3] Includes compensation paid to certain equity holders as part of an acquisition earn-out ($0.8 million in fiscal 2018), transaction costs ($0.4 million for the three months ended March 31, 2022, and $14.2 million, $0.4 million and $0.1 million in fiscal 2022, fiscal 2021 and fiscal 2018, respectively), severance costs ($1.5 million and $0.1 million for the three months ended March 31, 2022 and 2021, respectively, and $1.6 million, $4.2 million and $0.7 million in fiscal 2022, fiscal 2021 and fiscal 2018, respectively), loss on change in fair value for contingent consideration obligation ($8.0 million and $1.2 million for the three months ended March 31, 2022 and 2021, respectively, and $9.6 million and $1.6 million in fiscal 2022 and fiscal 2021, respectively), compensation paid to certain employees as part of an acquisition earn-out ($0.8 million for the three months ended March 31, 2022 and in fiscal 2022) and other non-core operating income and expenses.
[4] Represents corporate income taxes at a blended statutory rate of 22.5% and 22.6% applied to pre-tax adjusted net income for fiscal 2022 and fiscal 2021, respectively. The 22.5% rate for fiscal 2022 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.5%. The 22.6% rate for fiscal 2021 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.6%. The decline in the blended statutory rate for fiscal 2022 compared to fiscal 2021 was due to updates in our state apportionment based on our most recently filed tax returns. The three months ended March 31, 2022, reflects a true-up to adjust fiscal 2022 to a blended statutory rate of 22.5%. The three months ended March 31, 2021, reflects a true-up to adjust fiscal 2021 to a blended statutory rate of 22.6%. As we were not subject to U.S. federal and state income taxes prior to the Reorganization and IPO, a blended statutory rate of 25.0% has been applied to fiscal 2018 for comparability purposes.
[5] Reflects other income (loss) net of amounts for Tax Receivable Agreements adjustments recognized as other income (loss) ($5.0 million for the three months ended March 31, 2022 and $3.6 million in fiscal 2022).

STEPSTONE GROUP 30

Reconciliation of Adjusted Net Income Per Share

($ in thousands, except share and per share amounts)	Quarter Mar '21	Quarter Mar '22	Full Year Mar '21	Full Year Mar '22	Full Year Mar '18
Adjusted net income	$ 24,626	$ 43,714	$ 85,402	$ 172,943	$ 35,020
Weighted-average shares of Class A common stock outstanding – Basic[1]	30,157,500	60,792,227	29,657,805	49,833,760	29,237,500
Assumed vesting of RSUs[1]	1,361,294	982,028	1,151,579	1,289,809	745,347
Assumed vesting and exchange of Class B2 units[1]	2,485,275	2,464,736	2,465,420	2,476,681	2,411,318
Exchange of Class B units in the Partnership[1][2]	64,658,831	47,495,784	65,158,526	52,028,095	65,578,831
Exchange of Class C units in the Partnership[3]	-	2,928,824	-	1,563,316	-
Adjusted shares[1]	98,662,900	114,663,599	98,433,330	107,191,661	97,972,996
Adjusted net income per share	$ 0.25	$ 0.38	$ 0.87	$ 1.61	$ 0.36

[1] Our Class A common stock did not exist prior to the Reorganization and IPO in September 2020. As a result, the computation of ANI per share for all periods presented prior to the Reorganization and IPO date assumes the same number of adjusted shares outstanding as reported for the three months ended September 30, 2020 for comparability purposes.
[2] Assumes the full exchange of Class B units in StepStone Group LP for Class A common stock of SSG pursuant to the Class B Exchange Agreement.
[3] Assumes the full exchange of Class C units in StepStone Group LP for Class A common stock of SSG pursuant to the Class C Exchange Agreement.

STEPSTONE GROUP 31

Reconciliation of Gross and Net Realized Performance Fees

($ in millions)

	Quarter																
	FQ4'18	FQ1'19	FQ2'19	FQ3'19	FQ4'19	FQ1'20	FQ2'20	FQ3'20	FQ4'20	FQ1'21	FQ2'21	FQ3'21	FQ4'21	FQ1'22	FQ2'22	FQ3'22	FQ4'22
Realized carried interest allocations[1]	$ 9.9	$ 11.3	$ 10.1	$ 5.4	$ 9.9	$ 12.9	$ 11.1	$ 19.6	$ 2.6	$ 3.6	$ 8.6	$ 26.1	$ 24.7	$ 50.0	$ 52.5	$ 66.6	$ 31.7
Incentive fees	0.1	1.2	0.1	0.1	0.1	1.6	0.8	0.2	0.8	3.6	1.2	0.3	0.4	4.2	1.8	0.0	5.6
Deferred incentive fees	0.6	1.0	-	-	-	-	0.8	-	-	3.5	1.2	-	-	4.0	1.8	-	(4.4)
Gross realized performance fees	10.7	13.5	10.2	5.5	10.0	14.5	12.6	19.8	3.4	10.8	10.9	26.4	25.1	58.2	56.1	66.6	32.9
Realized performance fee-related compensation[1]	(4.8)	(6.3)	(5.6)	(3.0)	(5.4)	(7.8)	(6.4)	(10.4)	(2.4)	(2.9)	(4.8)	(10.2)	(12.6)	(25.3)	(26.8)	(34.0)	(5.1)
Net realized performance fees	$ 5.9	$ 7.2	$ 4.6	$ 2.5	$ 4.6	$ 6.7	$ 6.2	$ 9.4	$ 1.0	$ 7.9	$ 6.1	$ 16.1	$ 12.5	$ 32.9	$ 29.3	$ 32.6	$ 27.8

	Last Twelve Months																
	FQ4'18	FQ1'19	FQ2'19	FQ3'19	FQ4'19	FQ1'20	FQ2'20	FQ3'20	FQ4'20	FQ1'21	FQ2'21	FQ3'21	FQ4'21	FQ1'22	FQ2'22	FQ3'22	FQ4'22
Realized carried interest allocations[1]	$ 30.1	$ 39.7	$ 36.8	$ 36.6	$ 36.6	$ 38.3	$ 39.2	$ 53.4	$ 46.2	$ 36.9	$ 34.4	$ 40.9	$ 63.0	$ 109.3	$ 153.3	$ 193.7	$ 200.7
Incentive fees	1.5	2.7	3.2	1.6	1.5	1.9	2.6	2.7	3.4	5.4	5.8	5.9	5.5	6.1	6.7	6.4	11.6
Deferred incentive fees	2.8	3.6	3.0	1.6	1.0	-	0.8	0.8	0.8	4.3	4.7	4.7	4.7	5.2	5.8	5.8	1.4
Gross realized performance fees	34.4	46.0	42.9	39.9	39.2	40.2	42.6	57.0	50.4	46.6	44.9	51.5	73.1	120.5	165.7	205.9	213.8
Realized performance fee-related compensation[1]	(11.4)	(16.8)	(18.7)	(19.7)	(20.3)	(21.8)	(22.6)	(30.0)	(27.0)	(22.1)	(20.5)	(20.4)	(30.5)	(52.9)	(74.9)	(98.7)	(91.2)
Net realized performance fees	$ 23.0	$ 29.2	$ 24.2	$ 20.1	$ 18.9	$ 18.4	$ 20.0	$ 27.0	$ 23.4	$ 24.5	$ 24.4	$ 31.1	$ 42.6	$ 67.6	$ 90.8	$ 107.2	$ 122.5

Note: Amounts may not sum to total due to rounding.
[1] Excludes legacy Greenspring entities.

STEPSTONE GROUP 32

33STEPSTONE GROUP Definitions • Company refers to SSG and its consolidated subsidiaries, including the Partnership, following the Reorganization and IPO and to the Partnership and its consolidated subsidiaries prior to the Reorganization and IPO. • StepStone Group Inc. or “SSG” refers solely to StepStone Group Inc., a Delaware corporation, and not to any of its subsidiaries. • Partnership refers solely to StepStone Group LP, a Delaware limited partnership, and not to any of its subsidiaries. • Reorganization refers to the series of transactions immediately before the Company's initial public offering (“IPO”), which was completed on September 18, 2020. • Assets Under Management, or “AUM”, primarily reflects the assets associated with our SMAs and focused commingled funds. We classify assets as AUM if we have full discretion over the investment decisions in an account or have responsibility or custody of assets. Although management fees are based on a variety of factors and are not linearly correlated with AUM, we believe AUM is a useful metric for assessing the relative size and scope of our asset management business. Our AUM is calculated as the sum of (i) the net asset value (“NAV”) of client portfolio assets, including the StepStone Funds and (ii) the unfunded commitments of clients to the underlying investments and the StepStone Funds. Our AUM reflects the investment valuations in respect of the underlying investments of our funds and accounts on a three-month lag, adjusted for new client account activity through the period end. Our AUM does not include post-period investment valuation or cash activity. AUM as of March 31, 2022 reflects final data for the prior period (December 31, 2021), adjusted for net new client account activity through March 31, 2022. NAV data for underlying investments is as of December 31, 2021, as reported by underlying managers up to 115 days following December 31, 2021. When NAV data is not available by 115 days following December 31, 2021, such NAVs are adjusted for cash activity following the last available reported NAV. • Assets Under Advisement, or “AUA”, consists of client assets for which we do not have full discretion to make investment decisions but play a role in advising the client or monitoring their investments. We generally earn revenue for advisory-related services on a contractual fixed fee basis. Advisory-related services include asset allocation, strategic planning, development of investment policies and guidelines, screening and recommending investments, legal negotiations, monitoring and reporting on investments, and investment manager review and due diligence. Advisory fees vary by client based on the scope of services, investment activity and other factors. Most of our advisory fees are fixed, and therefore, increases or decreases in AUA do not necessarily lead to proportionate changes in revenue. Our AUA is calculated as the sum of (i) the NAV of client portfolio assets for which we do not have full discretion and (ii) the unfunded commitments of clients to the underlying investments. Our AUA reflects the investment valuations in respect of the underlying investments of our client accounts on a three-month lag, adjusted for new client account activity through the period end. Our AUA does not include post-period investment valuation or cash activity. AUA as of March 31, 2022 reflects final data for the prior period (December 31, 2021), adjusted for net new client account activity through March 31, 2022. NAV data for underlying investments is as of December 31, 2021, as reported by underlying managers up to 115 days following December 31, 2021. When NAV data is not available by 115 days following December 31, 2021, such NAVs are adjusted for cash activity following the last available reported NAV. Beginning in the quarter ended March 31, 2021, the computation of AUA was modified to include the portion of client portfolio assets for which we do not directly provide recommendations, monitoring and/or reporting services. Prior period amounts have not been recast for this change as such historical data does not exist. The impact of the change was approximately $70 billion in the quarter ended March 31, 2021.

34STEPSTONE GROUP Definitions (continued) • Fee-Earning AUM, or “FEAUM”, reflects the assets from which we earn management fee revenue (i.e., fee basis) and includes assets in our SMAs, focused commingled funds and assets held directly by our clients for which we have fiduciary oversight and are paid fees as the manager of the assets. Our SMAs and focused commingled funds typically pay management fees based on capital commitments, net invested capital and, in certain cases, NAV, depending on the fee terms. Management fees are only marginally affected by market appreciation or depreciation because substantially all of the StepStone Funds pay management fees based on capital commitments or net invested capital. As a result, management fees and FEAUM are not materially affected by changes in market value. • Undeployed Fee-Earning Capital represents the amount of capital commitments to StepStone Funds that has not yet been invested or considered active but will generate management fee revenue once this capital is invested or activated. • Adjusted net income, or “ANI”, is a non-GAAP performance measure that we present on a pre-tax and after-tax basis used to evaluate profitability. ANI represents the after-tax net realized income attributable to us. The components of revenues used in the determination of ANI (“Adjusted Revenues”) comprise net management and advisory fees, incentive fees (including the deferred portion) and realized carried interest allocations. In addition, ANI excludes: (a) unrealized carried interest allocation revenues and related compensation, (b) unrealized investment income, (c) equity-based compensation for awards granted prior to and in connection with our IPO, (d) amortization of intangibles and (e) certain other items that we believe are not indicative of our core operating performance, including charges associated with acquisitions and corporate transactions, contract terminations and employee severance. ANI does not reflect legacy Greenspring carried interest allocation revenues, legacy Greenspring carried interest-related compensation and legacy Greenspring investment income as none of the economics are attributable to us. ANI is income before taxes fully taxed at our blended statutory rate. We believe ANI and adjusted revenues are useful to investors because they enable investors to evaluate the performance of our business across reporting periods. • ANI Per Share measures our per-share earnings assuming all Class B units and Class C units in the Partnership were exchanged for Class A common stock in SSG, including the dilutive impact of outstanding equity-based awards. ANI per share is calculated as ANI divided by adjusted shares outstanding. We believe ANI per share is useful to investors because it enables them to better evaluate per-share operating performance across reporting periods. • Fee-Related Earnings, or “FRE”, is a non-GAAP performance measure used to monitor our baseline earnings from recurring management and advisory fees. FRE is a component of ANI and comprises net management and advisory fees, less operating expenses other than performance fee-related compensation, equity-based compensation for awards granted prior to and in connection with our IPO, amortization of intangibles and other non-core operating items. FRE is presented before income taxes. We believe FRE is useful to investors because it provides additional insight into the operating profitability of our business and our ability to cover direct base compensation and operating expenses from total fee revenues. • Fee-Related Earnings Margin is a non-GAAP performance measure which is calculated by dividing Fee-Related Earnings by Management & Advisory Fees, net. We believe Fee- Related Earnings Margin is an important measure of profitability on revenues that are largely recurring by nature. • Gross Realized Performance Fees represents realized carried interest allocations and incentive fees, including the deferred portion. Excludes legacy Greenspring entities.

35STEPSTONE GROUP Definitions (continued) • Net Realized Performance Fees represents gross realized performance fees, less realized performance fee-related compensation. Excludes legacy Greenspring entities. • Invested Capital refers to the total amount of all investments made by a fund, including commitment-reducing and non-commitment-reducing capital calls. • “IRR”, refers to the annualized internal rate of return for all investments within the relevant investment strategy on an inception-to-date basis as of December 31, 2021 (except as noted otherwise on pages 27 and 28), based on contributions, distributions and unrealized value. • “Net IRR” refers to IRR, net of fees and expenses charged by both the underlying fund managers and the Partnership. • Net Asset Value, or “NAV”, refers to the estimated fair value of unrealized investments plus any net assets or liabilities associated with the investment as of December 31, 2021. • “Net TVM” refers to the total value to paid-in capital or invested capital expressed as a multiple. Net TVM is calculated as distributions plus unrealized valuations divided by invested capital (including all capitalized costs). • Last Twelve Months, or “LTM,” refers to the preceding twelve months as of the period end. • Compound annual growth rate, or “CAGR,” represents a measure of the annual growth rate over multiple periods, considering the effect of compounding. • Legacy Greenspring entities refers to certain entities for which the Company, indirectly through its subsidiaries, became the sole and/or managing member in connection with the Greenspring acquisition. • Fund Size refers to total capital commitments to a StepStone Fund, including commitments from the Company as the general partner. • “StepStone Funds” refer to focused commingled funds and separately managed accounts of the Company, including acquired Greenspring funds, for which the Partnership or one of its subsidiaries acts as both investment adviser and general partner or managing member.

36STEPSTONE GROUP Disclosure Some of the statements in this presentation may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward- looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this presentation should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in our annual report on Form 10-K for the fiscal year ended March 31, 2022, and in our subsequent reports filed with the Securities and Exchange Commission, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted Revenues, Adjusted Net Income (on both a pre-tax and after-tax basis), Adjusted Net Income per share, Fee-Related Earnings and Fee-Related Earnings Margin) are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included on pages 30-32 of this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries.